Exhibit 10.1

CONFIDENTIAL

December 21, 2006

Soo Hong Jeong

#202 Sam-Ik Park Villa

248 Gumi-Dong

Bundang, Seongnam, Kyeonggi

Korea 463-802

Re: Extension of your Employment Agreement

Dear S. H.:

This letter will amend your Employment Agreement dated June 9, 2006 to renew the Agreement for an additional period of one year beginning on October 29, 2006 and ending on October 28, 2007.

Please indicate your acceptance of this amendment by signing the enclosed copy of this letter and returning it to the undersigned.

Sincerely,
Photronics, Inc.		Agreed:

By:	/s/ Michael J. Luttati	By:	/s/ Soo Hong Jeong

	Michael J. Luttati		Soo Hong Jeong
	Chief Executive Officer	Date:	December 29, 2006